Exhibit 99.1

Netlist Announces $15 Million Registered Direct Offering

IRVINE, CALIFORNIA, October 11, 2024 - Netlist, Inc. (OTCQB: NLST) today announced that it has entered into a definitive agreement for the purchase and sale of an aggregate of 13,636,364 shares of its common stock, Series A Warrants to purchase 13,636,364 shares of common stock, and Series B Warrants to purchase 13,636,364 shares of common stock. For each share of common stock purchased, investors will receive a Series A Warrant to purchase up to one share of common stock and a Series B Warrant to purchase up to one share of common stock. The Series A Warrants will have an exercise price of $1.30 per share, be immediately exercisable and will expire five years following the date of issuance. The Series B Warrants will have an exercise price of $1.10 per share, be immediately exercisable and will expire 100 days following the date of issuance. The offering is expected to close on or about October 14, 2024, subject to the satisfaction of customary closing conditions.

Roth Capital Partners is acting as the exclusive placement agent for the offering.

The gross proceeds from the offering to the Company are expected to be $15 million, before deducting placement agent’s fees and other offering expense payable by the Company. The Company intends to use the net proceeds from the offering for general corporate purposes, including working capital.

A shelf registration statement on Form S-3 (File No. 333-280985) relating to the securities being offered was originally filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 24, 2024 and declared effective on August 14, 2024. The offering is being made only by means of a prospectus supplement and accompanying prospectus that form a part of the shelf registration statement. The final prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Electronic copies of the final prospectus supplement and accompanying prospectus relating to the offering, when filed, may be obtained on the SEC’s website at www.sec.gov or by contacting Roth Capital Partners, LLC, 888 San Clemente Drive, Newport Beach, CA 92660 or by email at rothecm@roth.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Netlist

Netlist is a leading innovator in advanced memory and storage solutions, pushing the boundaries of technology to deliver unparalleled performance and reliability. With a rich portfolio of patented technologies, Netlist inventions are foundational to the advancement of AI which is revolutionizing computing and empowering businesses and industries to thrive in the digital age. To learn more about Netlist, please visit www.netlist.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical facts and often address future events or Netlist's future performance. Forward-looking statements contained in this news release include statements about Netlist’s intended use of the net proceeds from the offering. All forward-looking statements reflect management's present expectations regarding future events and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by any forward-looking statements. These risks, uncertainties and other factors include, among others: the risk that the closing may not occur or may not occur in the timing expected, risks that a counterparty may appeal a jury verdict or judgment, which could cause a lengthy delay in Netlist's ability to collect the damage award or overturn the verdict or judgment or reduce the damages award; potential delays in expected litigation and other milestones; risks related to Netlist's plans for its intellectual property, including its strategies for monetizing, licensing, expanding, and defending its patent portfolio; risks associated with patent infringement litigation initiated by Netlist, or by others against Netlist, as well as the costs and unpredictability of any such litigation; risks associated with Netlist's product sales, including the market and demand for products sold by Netlist and its ability to successfully develop and launch new products that are attractive to the market; the success of product, joint development and licensing partnerships; the competitive landscape of Netlist's industry; and general economic, political and market conditions, including quarantines, factory slowdowns and/or shutdowns, acts of terrorism, war and other conflicts. All forward-looking statements reflect management's present assumptions, expectations and beliefs regarding future events and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by any forward-looking statements. These and other risks and uncertainties are described in Netlist's quarterly report on Form 10-Q for its most recently completed quarter ended June 29, 2024, filed on August 6, 2024, and the other filings it makes with the SEC from time to time, including any subsequently filed quarterly and current reports. In light of these risks, uncertainties and other factors, these forward-looking statements should not be relied on as predictions of future events. These forward-looking statements represent Netlist's assumptions, expectations and beliefs only as of the date they are made, and except as required by law, Netlist undertakes no obligation to revise or update any forward-looking statements for any reason.

For more information, please contact:

Investors/Media

The Plunkett Group

Mike Smargiassi

NLST@theplunkettgroup.com

(212) 739-6729